EXHIBIT 99.2


                        INLD 3Q04 Earnings Announcement

                                    Exhibits

July 7, 2004



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


INTERLAND REPORTS 3Q04 RESULTS

ATLANTA, July 7, 2004 - Interland, Inc. (Nasdaq: INLD), a leading provider of business-class Web hosting and online services to small and medium businesses
(SMBs), today announced financial results for its third fiscal quarter of 2004, ended on May 31, 2004.

The company  reported  revenues of $25.7 million for the quarter,  a decrease of
1.3 percent from the prior quarter and 0.8 percent from the same quarter last year. Net loss from continuing operations was $81.2 million for the quarter equating to a loss of $5.07 per share on 16.0 million shares used in the per share calculation compared to a loss of $9.4 million or $0.58 per share the previous quarter and to a loss of $136.3 million, or $9.41 per share during the same quarter last year. Including discontinued operations, net loss for the quarter was $81.7 million, or $5.10 per share. EBITDA[1] loss from continuing operations was $74.0 million for the period. Consistent with generally accepted accounting principles, the company performed its annual impairment test, which resulted in the recognition of impairment charges and write downs of acquisition-related goodwill in the amount of $66.6 million, and other identifiable intangible assets of $7.0 million. Consequently, these results include unusual items totaling $75.2 million consisting of the $73.6 million in non-cash impairment and write down charges mentioned above, and $1.6 million in severance payments and accruals. Furthermore, the Company has now removed all goodwill from its balance sheet.

[1] EBITDA from continuing operations is a non-GAAP financial measure that is most directly comparable to the GAAP financial measure of Net Loss from continuing operations. Reconciliations of the non-GAAP measure to both Net Loss from continuing operations, as well as to Net Cash Used in Operating Activities, are attached.

                 See full earnings release at: www.interland.com


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


QUARTERLY INCOME STATEMENTS


($000)                                   1Q/03         2Q/03         3Q/03         4Q/03        1Q/04          2Q/04        3Q/04
                                      -----------   -----------   -----------   ----------   -----------   -----------   -----------

Revenue - Shared Hosting                17,130        15,978        15,596        16,446       16,131         15,272       14,703
Revenue - Dedicated Hosting              9,552         9,160         9,186         9,292        8,884          8,968        9,025
Revenue - Mainstream Marketing               0             0            12            59          156            242          370
Revenue - Other Hosting                    270           207           133           291          273            236          239
Revenue - Other Non-Hosting                330           769           971         1,255        1,242          1,312        1,349
                                      -----------   -----------   -----------   ----------   -----------   -----------   -----------
    Total Revenue                       27,283        26,114        25,898        27,343       26,687         26,030       25,686

Cost Detail:

  Data and Connectivity Costs            3,056         4,074         1,830         1,328        1,612          1,493        1,402
  Facility Costs                         1,606         1,702         2,050         1,622        1,626          1,543        1,427
  Marketing and Advertising
    Costs (External)                     2,453         2,518         3,467         2,382        2,585          3,077        2,242
  Network Operating Costs                3,272         2,744         3,234         1,902        2,440          2,303        2,536

  Employee Related Costs -
    Network Operations                   2,509         2,514         2,581         2,119        2,775          3,007        3,235
  Employee Related Costs -
    Sales and Marketing                  2,296         2,409         2,125         2,165        2,400          3,174        2,498
  Employee Related Costs -
    Technical Support                    3,133         3,343         3,434         3,636        4,089          3,933        3,757
  Employee Related Costs -
    General and Administrative           6,160         6,650         6,970         5,244        4,872          4,617        4,401
                                      -----------   -----------   -----------   ----------   -----------   -----------   -----------
    Total Employee Related
      Costs                             14,097        14,916        15,111        13,165       14,136         14,731       13,891

Merger, Integration and Re-
  structuring Costs                       (141)        4,108         2,204          (605)           0              0          758
  Bad Debt Expense                       2,046         1,770         1,975         1,544        1,131            935          874
  Other                                  3,294         3,137       107,899         2,724        2,830          2,949       76,674

  (Gain) Loss on Asset
    Disposal                                 0            22         1,557          (294)         (22)           (49)         (81)
                                      -----------   -----------   -----------   ----------   -----------   -----------   -----------
    Total Costs                         29,683        34,990       139,327        23,767       26,338         26,983       99,723

    EBITDA                              (2,400)       (8,876)     (113,429)        3,576          349           (953)     (74,037)

Minus:
Depreciation and
  Amortization                          12,181        13,215        22,194         9,118        8,182          8,241        7,331
Discontinued Operations                     34           281           167        (5,393)         582            739          482
Interest (Income) Expense                 (201)           50            74           404          138            166         (124)
Income Tax (Income) Expense                  0             0           629             0            0              0            0
                                      -----------   -----------   -----------   ----------   -----------   -----------   -----------
    Net Income                         (14,414)      (22,421)     (136,493)         (553)      (8,553)       (10,099)     (81,726)


EBITDA from continuing operations is a non-GAAP financial measure that is most directly comparable to the GAAP financial measure of Net Loss from continuing operations. Reconciliations of the non-GAAP measure to both Net Loss from continuing operations, as well as to Net Cash Used in Operating Activities, are attached.


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


EBITDA RECONCILIATION ($000)

INTERLAND, INC.
RECONCILIATION OF NET LOSS TO NET CASH USED IN OPERATING ACTIVITIES
(In thousands)
(Unaudited)

                                                         For the quarter ended                For the nine months ended
                                                  ----------------------------------    -----------------------------------
                                                       May 31,            May 31,             May 31,           May 31,
                                                        2004               2003               2004               2003
                                                  ---------------    ---------------    ----------------    ---------------
                                                                               in thousands
Net loss                                          $    (81,726)      $   (136,493)      $     (100,379)     $    (173,328)

  Depreciation and amortization                          7,331             22,194               23,755             47,590
  Interest expense (income)                               (124)                74                  180                (77)
  Income tax benefit                                         -                629                    -                629
  Discontinued operations                                  481                167                1,802                482
                                                  ---------------    ---------------    ----------------    ---------------
EBITDA                                            $    (74,038)      $   (113,429)      $      (74,642)     $    (124,704)
                                                  ===============    ===============    ================    ===============

  Interest income / (expense)                              124                (74)                (180)                77
  Provision for bad debts                                  874              1,975                2,940              5,791
  Loss on the sale of assets                               (81)                 -                 (152)                 -
  Goodwill and asset impairment                         73,596            103,796               73,596            103,796
  Other non-cash adjustments                               173              2,477                  721              3,575
  Changes in assets and liabilities:
    Receivables, net                                      (572)            (2,086)              (1,803)            (3,624)
    Income tax expense (benefit)                                                                                      778
    Income tax recoverable                                   -               (629)                   -               (629)
    Other current assets                                   521                820                1,061                477
    Accounts payable, accrued
      expenses, and deferred revenue                      (182)            (4,185)              (8,061)           (12,422)
                                                  ---------------    ---------------    ----------------    ---------------
Net cash provided by (used in)
  operating activities                            $        415       $    (11,335)      $       (6,520)     $     (26,885)
                                                  ===============    ===============    ================    ===============


EBITDA from continuing operations is defined as net income from continuing operations less (i) provision for income taxes, (ii) interest income or expense, and (iii) depreciation and amortization. EBITDA is not an indicator of financial performance under generally accepted accounting principals and may not be comparable to similarly captioned information reported by other companies. In addition, it does not replace net income (loss), operating income (loss), or cash flow from continuing operations as indicators of operating performance. The effect of taxes and interest on Interland's net loss is not significant, but depreciation and amortization, primarily as a result of acquisitions, is significant. The Company believes that measuring the performance of the business without regard to non-cash depreciation and amortization can make trends in operating efficiencies more readily apparent.


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



CASH BALANCE PROGRESSION ($MILLION)

February 29, 2004 Cash Balance:                                           $50.3

o   Cash and Cash Equivalents:                                            ($6.0)
     o   Cash provided by operating activities                $0.4
     o   Repayments of debt and cap. leases                  ($1.6)
     o   Capital expenditures                                ($2.7)
     o   Capital lease buyouts                               ($1.5)
     o   Cash used in discontinued operations                ($0.5)
     o   Cash used in other investing act.                   ($0.1)

o   Short Term Investments:                                                $0.5

o   Restricted Investments:                                               ($0.2)

May 31, 2004 Cash Balance:                                                $44.6


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